Exhibit 99.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Michael M. Wick, M.D., Ph.D., the Chairman and Chief Executive Officer of Telik, Inc. (the “Company”), and Cynthia M. Butitta, the Chief Operating Officer and Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2002

/s/ MICHAEL M. WICK	/s/ CYNTHIA M. BUTITTA
Michael M. Wick, M.D., Ph.D. Chairman and Chief Executive Officer	Cynthia M. Butitta Chief Operating Officer and Chief Financial Officer